CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Kinetics Mutual Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 1, 2004